                                                                    Exhibit 10.1

[Penwest LOGO]

777 108th Avenue N.E.
Suite 2390
Bellevue, WA
98004-5193
(206) 462-6000
Fax (206) 462-2819


                               ROYALTY AGREEMENT

     This Agreement will serve to confirm existing understandings and agreements between PENWEST, LTD., a Delaware corporation, and its subsidiaries including without limitation the Edward Mendell Co., Inc., a Washington corporation ("MENDELL"), (hereinafter collectively referred to as "PENWEST") and JOHN N. STANIFORTH (hereinafter referred to as "CONSULTANT").

                                    Recitals

     PENWEST has previously agreed to pay royalties to CONSULTANT in recognition of the patents developed by CONSULTANT for TIMERx, and by execution of this Agreement to provide for the payment of royalties for the sale of other products which utilize patents for which CONSULTANT is named as an investor.

                                   Agreement

     The parties agree as follows:

     1) DEFINITION.

     "Cause" shall mean (i) continued failure by CONSULTANT to perform his duties (except as a direct result of the CONSULTANT's incapacity due to physical or mental illness) for a period of at least six (6) months after receiving written notification from PENWEST identifying the manner in which the CONSULTANT has failed to perform his duties; (ii) engaging in conduct, which in the opinion of a majority of the Board of Directors of PENWEST is materially injurious to PENWEST; or (iii) conviction of the CONSULTANT of a misdemeanor involving moral turpitude or any felony.

     "Net Sales" shall mean the aggregate revenue generated from the sales or licenses of the Products sold by PENWEST, less all discounts, adjustments, returns and allowances and all charges for freight, insurance, taxes, custom duties, commissions and similar items.

     "Patents" shall mean the patents relating to TIMERx for which CONSULTANT is named as an inventor and which are listed and identified on Exhibit 1 and any other patents for which CONSULTANT is named as an inventor and which are utilized in Products (as defined below).

     "Products" shall mean any products or goods sold or licensed by PENWEST which utilize any of the Patents as listed in Exhibit 1.

     2) ROYALTIES. Within One Hundred Twenty (120) days after the end of each of its fiscal years PENWEST shall pay to CONSULTANT as a royalty a sum equal to one-half of one percent (.005) of the Net Sales of the Products covered by this Agreement.

     3) EFFECTIVE DATE AND TERM. The effective date of this Agreement shall be as of the date of this Agreement and shall continued for the life of the Patents covered by this Agreement.

In the event CONSULTANT is terminated for "Cause" payment of royalties to Consultant shall terminate as of the end of the PENWEST fiscal year in which such termination process occurs.

     4) SEVERABILITY. If any provision of this Agreement is unenforceable or illegal, the remainder of this Agreement shall remain in full force and effect. If any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law.

     5) GOVERNING LAW. This Agreement shall be deemed a contract made, executed, delivered and performed in the State of Washington, U.S.A. and shall be governed by the laws of the State of Washington. The Federal and State courts sitting in King County, Washington, Washington shall have exclusive jurisdiction over all controversies which may arise under or in relation to this Agreement, especially with respect to the execution, interpretation, breach, enforcement, or compliance thereof. The parties further agree and consent to service, jurisdiction, and venue of such courts for any litigation arising from this Agreement, and waive any other venue to which they might be entitled by virtue of domicile, habitual residence or otherwise.

     6) AMENDMENT. This Agreement constitutes the entire Agreement of the parties, and may be altered or amended or any provision hereof waived only by an agreement in writing signed by the party against whom enforcement of any alteration, amendment or waiver is sought. No waiver by either party of any breach of this Agreement shall be considered as a waiver of any subsequent breach.

     7) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, but none of the benefits of the Agreement shall be assigned without the written consent of the other party.

     8) AUTHORITY. The persons executing this Agreement represent and warrant that they are authorized to execute this Agreement on behalf of the party for whom they sign.

     9) TITLES AND HEADINGS. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, PENWEST and CONSULTANT have executed this Agreement on the 25th day of September, 1992.


PENWEST, LTD.                                    John N. Staniforth

By /s/ Robert G. Widmaier                        By /s/ John N. Staniforth
   ----------------------------                     ----------------------------

Title Vice President and Chief                   Title
      Innovation Officer                               -------------------------
      -------------------------

                                 **Exhibit 1**

                              PATENTS CO-AUTHORED
                               BY J.N. STANIFORTH


 1)  Directly compressible sustained release excipient.

 2)  Sustained release excipient and tablet formulation.

 3)  Compressible sustained release solid dosage forms.

 4)  EPO Application No. 89309518.2; filed September 19, 1989.

 5)  Australian Patent Application No. 43057/89

 6)  Japanese Patent Application No. 1-510135

 7)  Irish Patent Application No. 2968/89

 8)  Canadian Patent Application No. 611,700

 9)  Verapamil Tablet Application, Serial No. 736,031 & EPO PCT Applications.

10)  2 U.S. Applications on Bi-modal release.